WAIVER, RELEASE AND TERMINATION AGREEMENT
        -----------------------------------------

        This Waiver, Release and Termination Agreement (the "Agreement"), dated as of August 24, 2000, is entered into by and between Cistron Biotechnology, Inc., a Delaware corporation ("Cistron") and Aventis Pasteur S.A., a societe anonyme organized under the laws of France, (formerly known as Pasteur Merieux Serums & Vaccins, S.A.) ("AvP").
WHEREAS, Cistron and AvP have entered into that certain Collaboration and Option Agreement, dated as of October 30, 1998 (the "COA"); and

        WHEREAS, Cistron and AvP desire to terminate the COA; and

        WHEREAS, pursuant to the terms and subject to the conditions of that certain Common Stock and Warrant Purchase Agreement dated October 30, 1998, by and between Cistron and AvP (the "Purchase Agreement"), AvP acquired from Cistron a Common Stock Purchase Warrant to purchase 666,667 shares of Common Stock of Cistron at $0.25 per share (the "Warrant"); and

        WHEREAS, subject to the provisions of the COA, Cistron granted to AvP an option to obtain from Cistron a license to use Cistron inventions relating to a cytokine called Interleukin 1 beta as an adjuvant with human vaccines (the "Factor"), under the terms and conditions set forth in that certain License Agreement dated October 30, 1998 (the "License Agreement"); and

        WHEREAS, in consideration of the surrender to Cistron of the unexercised Warrant acquired by AvP pursuant to the Purchase Agreement and of the forgiveness by Cistron of certain payments payable by AvP pursuant to the COA, Cistron and AvP have agreed to execute this Agreement; and

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                1. Waiver and Release by the Parties.
                   ---------------------------------
        Subject to the provisions of Sections 3, 5, 6 and 7 below, Cistron and AvP, in consideration of the surrender by AvP of the Warrant to Cistron without having exercised any portion thereof and the release of AvP from further obligation under the COA, hereby irrevocably waive any and all claims against, and irrevocably discharge and fully release each other party to this Agreement and all of their respective successors, assigns, directors, officers, employees, representatives, agents, attorneys and advisors, from any and all obligations, liabilities, payments, claims or demands whatsoever
(collectively, "Liabilities"), to which either of them is entitled under the COA and the Warrant, including, without limitation, support commitment payments payable to Cistron by AvP pursuant to the provisions of Sections 3.4.1 and 3.4.2 of the COA and the conduct of research work by Cistron pursuant to the provisions of Section 3.2 of the COA or the expenditure of any funds by Cistron in connection with such research work, this Agreement being hereby intended to settle and forever determine any and all disputes and differences between the parties of every nature whatsoever under the COA and the Warrant arising prior to or after the date of this Agreement; provided, however, the parties hereby acknowledge that nothing set forth in this Agreement shall be, or be deemed to constitute, a waiver, release, termination, amendment or modification of, or otherwise affect, any other Liabilities of the parties under any agreement or instrument other than the COA and the Warrant.

                2. Termination.
                   -----------
        Each of Cistron and AvP hereby agree that, in consideration of the surrender of the Warrant by AvP to Cistron without having exercised any portion thereof and the release of AvP from further obligation under the COA, the COA is terminated and the Warrant is cancelled and, as of the date hereof, shall each be of no further force and effect.

                3. Rights to Joint Inventions.
                   --------------------------
         Each of Cistron and AvP hereby agree that to the knowledge of each of Cistron and AvP, on and as of the date hereof, there are no Joint Inventions (as defined in the COA). Each of Cistron and AvP hereby further agree however, that to the extent Joint
Inventions do exist on and as of the date hereof; (i) any rights to such Joint Inventions shall be owned by Cistron and AvP shall have no right to use any of such Joint Inventions, and (ii) upon the request by Cistron, AvP shall provide such assistance and shall execute or cause the execution of such documentation as is reasonably necessary to effect the transfer of any and all rights to Joint Inventions to Cistron such that Cistron is the sole owner of such rights, and shall provide reasonable assistance to Cistron, at Cistron's expense, in connection with Cistron asserting or defending any proceeding relating to the Joint Inventions.

                4. Surrender of Warrant.
                   --------------------
             Simultaneously with the execution of this Agreement, AvP shall surrender the Warrant to a duly authorized representative of Cistron, and Cistron shall take all action to cancel the Warrant.

                5. Support Payment for October 1, 2000 Calendar Quarter.
                   ----------------------------------------------------
            Notwithstanding any other provision of this Agreement to the contrary, each of Cistron and AvP hereby agree that AvP shall pay to Cistron the sum of $75,000 (the "October Support
Payment") which shall be due and payable by AvP on or about
October 1, 2000, but in no event is payable by AvP later than October 4, 2000 (the "October Support Payment Date"), representing the support commitment payment payable to Cistron for the calendar quarter commencing October 1, 2000, by wire transfer in immediately available funds to a bank account designated in writing by Cistron at least three (3) business days prior to the October Support Payment Date, provided, however, that no such October Support Payment shall be payable by AvP in the event that Cistron executes with a third party an option, license or other agreement providing rights to the Factor at any time prior to the October Support Payment Date
(it being acknowledged that the Agreement and Plan of Merger dated as of March 21, 2000, as amended (the "Merger
Agreement"), by and among Cistron, Celltech Group plc and CGP
Acquisition Corp. does not constitute such an agreement).

                6. Final Support Payment.
                   ---------------------
        Notwithstanding any other provision of this Agreement to the contrary, each of Cistron and AvP hereby agree that AvP shall pay to Cistron the sum of $125,000 (the "Final Support Payment") which shall be due and payable by AvP on January 2, 2001 (the "Final Support Payment Date"), by wire transfer in immediately available funds to a bank account designated in writing by Cistron at least three (3) business days prior to the Final Support
Payment Date, provided, however, that no such Final Support
Payment shall be payable by AvP in the event that Cistron executes with a third party an option, license or other agreement providing rights to the Factor at any time prior to the Final Support Payment Date (it being acknowledged that the Merger Agreement does not constitute such an agreement).

                7. Survival of Confidentiality Obligations.
                   ---------------------------------------
        Notwithstanding any other provision of this Agreement to the contrary, each of Cistron and AvP hereby agree that the obligations set forth in the provisions of Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(e) of the COA shall survive the termination of the COA, as contemplated by
Section 4.1(d) thereof, provided, however, that neither Cistron nor AvP shall, without the prior written consent of the other, which shall not be unreasonably withheld, issue any press release or make any other public announcement concerning (i) this Agreement and the transactions contemplated hereby, or (ii)
AvP, in the case of any press release or other public announcement made by Cistron, or Cistron, in the case of any press release or other public announcement made by AvP.

                8. Successors and Assigns.
                   ----------------------
           This Agreement is for the benefit of the parties hereto and their respective successors and assigns.

                9. Entire Agreement.
                   ----------------
         This Agreement contains the entire understandings of Cistron and AvP and supersedes all prior express or implied agreements or understandings, either oral or written, with respect to the subject matter hereof among such parties. This Agreement may be amended and the observance of any term of this Agreement may be waived with (and only with) the written consent of Cistron and AvP.

               10. Counterparts.
                   ------------
          This Agreement may be executed in any number counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

               11. Governing Law.
                   -------------
             This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                AVENTIS PASTEUR S.A.

                                By:/s/DAVID J. WILLIAMS
                                   --------------------
                                Name: DAVID J. WILLIAMS
                                Title:PRESIDENT AND COO

                                CISTRON BIOTECHNOLOGY, INC.

                                By:/s/ISIDORE S. EDELMAN,M.D.
                                   --------------------------
                                Name: ISIDORE S. EDELMAN
                                Title: CHAIRMAN AND CEO